As filed with the Securities and Exchange Commission on March 30, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

CENTESSA PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

England and Wales	98-1612294
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Centessa Pharmaceuticals plc

3rd Floor, 1 Ashley Rd,

Altrincham, Cheshire,

United Kingdom, WA14 2DT

+44 (0) 203 920 6789, ext. 9999

(Address of Principal Executive Offices)

Centessa Pharmaceuticals plc 2021 Share Option and Incentive Plan

Centessa Pharmaceuticals plc 2021 Employee Share Purchase Plan

(Full Title of the Plans)

Saurabh Saha

Chief Executive Officer

Centessa Pharmaceuticals, Inc.

One Federal Street, 38th Floor

Boston, Massachusetts 02110

+1 (617)-468-5770

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Bloom Edwin M. O’Connor James Xu Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000	Iqbal Hussain Centessa Pharmaceuticals plc 3rd Floor, 1 Ashley Rd, Altrincham, Cheshire, United Kingdom, WA14 2DT +44 (0) 203 920 6789, ext. 9999	Graham Defries Goodwin Procter (UK) LLP 100 Cheapside London EC2V 6DY United Kingdom +44 20 7447 4200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 4,742,169 additional ordinary shares of Centessa Pharmaceuticals plc (the “Registrant”), nominal value £0.002 per share (the “Ordinary Shares”) under the Centessa Pharmaceuticals plc Amended and Restated 2021 Stock Option and Incentive Plan (the “2021 Plan”) and 948,433 additional Ordinary Shares under the Centessa Pharmaceuticals plc 2021 Employee Share Purchase Plan (the “2021 ESPP”), which shares may be represented by the American Depositary Shares (“ADSs”) of the Registrant, with each ADS representing one Ordinary Share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-256385). The number of Ordinary Shares reserved and available for issuance under the 2021 Plan is subject to an automatic annual increase on each January 1, by an amount equal to the lesser of: (i) 5% of the number of Ordinary Shares issued and outstanding on the immediately preceding December 31, and (ii) such lesser number of Ordinary Shares as determined by the Administrator (as defined in the 2021 Plan). Accordingly, on January 1, 2023, the number of Ordinary Shares reserved and available for issuance under the 2021 Plan increased by 4,742,169. The number of Ordinary Shares reserved and available for issuance under the 2021 ESPP is subject to an automatic annual increase on each January 1, by an amount equal to the least of: (i) 1,720,000 Ordinary Shares, (ii) 1% of the number of Ordinary Shares issued and outstanding on the immediately preceding December 31, and (iii) such lesser number of Ordinary Shares as determined by the Administrator (as defined in the 2021 ESPP). Accordingly, on January 1, 2023, the number of Ordinary Shares reserved and available for issuance under the 2021 ESPP increased by 948,433. The additional Ordinary Shares are of the same class as other securities relating to the 2021 Plan and the 2021 ESPP for which the Registrant’s registration statements filed on Form S-8 filed with the Securities and Exchange Commission on June  11, 2021 (File No. 333-257027) and July 1, 2022 (File No. 333-265977), are effective, and this Registration Statement hereby incorporates by reference the contents of such prior registration statements pursuant to General Instruction E of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-8, which Exhibit Index is incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Association of the registrant, as currently in effect (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 6, 2022 (File No. 001-40445)).

4.1	Form of Deposit Agreement (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

4.2	Form of American Depositary Receipt (included in Exhibit 4.1) (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

5.1*	Opinion of Goodwin Procter (UK) LLP.

23.1*	Consent of KPMG LLP, independent registered public accounting firm.

23.2*	Consent of Goodwin Procter (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1	2021 Share Option Plan and forms of award agreements thereunder (Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

99.2	2021 Employee Share Purchase Plan (Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-255393)).

107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Boston, State of Massachusetts, on this 30th day of March, 2023.

CENTESSA PHARMACEUTICALS PLC

By:	/s/ Saurabh Saha, M.D., Ph.D
Name: Saurabh Saha, M.D., Ph.D.
Title: Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Saurabh Saha and Gregory Weinhoff as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

SIGNATURES

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Saurabh Saha, M.D., Ph.D. Name: Saurabh Saha, M.D., Ph.D.	Chief Executive Officer (Principal Executive Officer)	March 30, 2023

/s/ Gregory Weinhoff, M.D., M.B.A. Name: Gregory Weinhoff, M.D., M.B.A.	Chief Financial Officer (Principal Financial Officer)	March 30, 2023

/s/ Francesco De Rubertis, Ph.D. Name: Francesco De Rubertis, Ph.D.	Director	March 30, 2023

/s/ Arjun Goyal, M.D., M.Phil, M.B.A. Name: Arjun Goyal, M.D., M.Phil, M.B.A.	Director	March 30, 2023

/s/ Mathias Hukkelhoven Name: Mathias Hukkelhoven	Director	March 30, 2023

/s/ Brett Zbar, M.D Name: Brett Zbar, M.D.	Director	March 30, 2023

/s/ Mary Lynne Hedley, Ph.D. Name: Mary Lynne Hedley, Ph.D.	Director	March 30, 2023

/s/ Samarth Kulkarni, Ph.D. Name: Samarth Kulkarni, Ph.D.	Director	March 30, 2023

/s/ Carol Stuckley, M.B.A. Name: Carol Stuckley, M.B.A.	Director	March 30, 2023

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of the registrant has signed this Registration Statement on Form S-8 on this 30th day of March, 2023.

By:	/s/ Gregory Weinhoff, M.D., M.B.A.
Name: Gregory Weinhoff, M.D., M.B.A.